EXHIBIT 10.1

CREATIVE LEARNING CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR
KARLA KRETSCH

Agreement

1.

Grant of Option. CREATIVE LEARNING CORPORATION, a Delaware corporation (the “Company”) hereby grants, as of _________, 201_ (the “Date of Grant”), to Karla Kretsch (the “Optionee”) an option (the “Option”) to purchase up to ______ shares of the Company’s common stock (the “Shares”), at an exercise price per share equal to $___ (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option is a nonqualified stock option, and not an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.

Exercise of Option. The Option shall be exercisable in whole or in part at any time during the period (the “Option Term”) beginning on the Date of Grant and ending on the date on which the Option terminates under Section 5 hereof. The Option Term shall not be affected by the termination of the Optionee’s employment with the Company regardless of the reason for such termination.

3.

Method of Exercise. The Option shall be exercisable in whole or in part by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price for the portion of the Option being exercised. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price, and (b) arrangements that are satisfactory to the Company in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

4.

Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) to the extent permitted by the Company, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option or (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Company shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable income or employment withholding taxes, or (e) such other consideration or in such other manner as may be determined by the Company in its absolute discretion.

5.

Termination of Option.

(a)

General. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void on the fifth anniversary of the Date of Grant.

(b)

Cancellation. To the extent not previously exercised, the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 7(c) hereof. The Company shall give written notice of any proposed transaction referred to in this Section 5(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable. The Optionee may condition her exercise of the Option upon the consummation of a transaction referred to in this Section 5(b).

6.

Transferability. Unless otherwise determined by the Company, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

7.

Adjustment of Shares.

(a)

If at any time while this Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares, then and in such event appropriate adjustment shall be made by the Company in the number of Shares and the Exercise Price per share thereof then subject to any outstanding Options, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price.

(b)

The Company may change the terms of this Option with respect to the Exercise Price or the number of Shares subject to the Option, or both, when such adjustments become appropriate so as to preserve but not increase the benefits under the Option.

(c)

In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, or where the securities of the another corporation, or its parent company, are issued to the Company’s shareholders, then the other corporation or a parent of the other corporation may, with the consent of the Company, assume each outstanding Option or substitute an equivalent option or right. If the other corporation, or its parent, does not cause such an assumption or substitution to occur, or the Company does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 5(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

(d)

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or Exercise Price for Shares then subject to outstanding Options granted under this Agreement.

(e)

Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

8.

No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9.

Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Shares to the Optionee or any beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

10.

No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.

Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.

Interpretation. The Optionee accepts the Option subject to all of the terms and provisions of this Agreement.

13.

Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at 701 Market Street, Suite 113, St. Augustine, Florida 32095, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14.

Section 409A.

(a)

It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the Exercise Price may never be less than the fair market value of a Share on the Date of Grant and the number of shares subject to the Option is fixed on the original Date of Grant, (ii) the transfer or exercise of the Option is subject to taxation under Section 83 of the Code and Treas. Reg. 1.83-7, and (iii) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

(b)

Notwithstanding the foregoing, the Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

[signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of _______, 201__.

COMPANY: CREATIVE LEARNING CORPORATION, a Delaware corporation By: ________________________________ Name: Charles Grant Title: Chairman of the Board

The Optionee represents that she has reviewed the provisions of this Option Agreement in its entirety, is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee further represents that she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement.

Dated: __________________	OPTIONEE: ___________________________________ Karla Kretsch